                                                                   Exhibit 10.25

                                               Confidential Treatment Requested.
                                                  The redacted material has been
                                           separately filed with the Commission.

       Pages where confidential treatment has been requested are stamped 'Confidential Treatment Requested. The redacted material has been separately filed with the Commission,' the appropriate section has been marked at the appropriate place and in the margin with a star (*).

                                  TIME CHARTER


     IT IS AS OF THIS 31st day of August 1996 mutually agreed by and between MIDSTREAM BARGE COMPANY, L.L.C., a limited liability company organized and existing under the laws of Delaware ("Owner"), as owner of those certain U.S.- flag barges set forth in Exhibit A attached hereto (the "Barges"), and WARREN PETROLEUM COMPANY, LIMITED PARTNERSHIP, a limited partnership organized and existing under the laws of Delaware ("Charterer"), that Owner lets and Charterer hires the use and service of the Barges for the period and on the terms and conditions hereinafter set forth.

     1.  CONDITION OF BARGES.  UPON DELIVERY, THE BARGES SHALL BE:

          (a) fit, in the manner currently operated, for the carriage of cargoes, including propane, propylene, normal butane, isobutane, pentanes and mixtures thereof (hereinafter "Cargoes");

          (b) tight, staunch, strong, in good order and condition, fit for the service, with their machinery, hull and cargo installation, including gauging and other equipment suitable for measuring the level and temperature of Cargoes loaded on board the Barges in the manner currently operated; and

          (c) of the description set out in Exhibit A attached hereto.

     2.  TERM AND TERMINATION.  (a)  This Charter Party shall commence upon the
* date hereof and shall remain in full force and effect for REDACTED unless terminated by the mutual consent of Owner and Charterer. Termination of this Charter Party shall not release or discharge any obligation hereunder that has accrued prior to the effective date of such termination.

          (b) Except as otherwise provided in Section 13, even though Charterer shall be deprived of or limited in use of the Barges in any respect or for any length of time, whether or not by reason of some act, omission or breach on the part of a third party, whether or not resulting from accident and whether or not without fault on the part of Charterer, Charterer shall continue to make all payments of charter hire required under this Charter Party without interruption or abatement.

          (c) Charterer undertakes to arrange the Barges' trading so as to permit redelivery of same to Owner on or prior to the expiration of the term hereof. Charterer shall not commence loading for any voyage unless it is reasonably anticipated that such voyage shall allow redelivery of the Barges pursuant to Section 10 hereof on or prior to the expiration of the term hereof. However, should the Barges be sent on a final voyage reasonably calculated to allow redelivery pursuant to Section 10 hereof within such time period, and the voyage is prolonged for reasons outside Charterer's control, Charterer shall have the use of the Barges at the rate and on the conditions of this Charter Party for such extended time as may be required for completion of the round trip voyage and redelivery pursuant to Section 10 hereof.

     3. DELIVERY. The use and services of the Barges shall be placed at the disposal of Charterer whereis upon commencement of this Charter Party. Charter hire shall commence upon delivery of the Barges on August 31, 1996, and Barges shall be in all respects ready to perform this Charter Party.

     4. TRADE LIMITS. (A) The Barges shall be employed within their technical capabilities for work in the Gulf of Mexico, inland waterways, lakes, bays, coastal areas and sounds of the United States, but always in lawful trades for the Cargoes. It is expressly understood that the Barges shall be moored in ports or places to lie safely, always afloat at any time of tide. Charterer undertakes not to employ the Barges or suffer the Barges to be employed otherwise than in conformity with the terms of the instruments of insurance.

          (b) The use of sea-going tug/barge combinations outside of the United States domestic trade shall be subject to the prior approval of Owner.

     5. EMPLOYMENT. (a) The whole reach and burthen of the Barges, including lawful deck capacity, shall be at Charterer's disposal for the carriage of the Cargoes in bulk, subject to Coast Guard regulations, the characteristics of the Barges, and Classification Society recommendations.

          (b) No Cargoes shall be shipped in a manner that would be injurious to the Barges, nor shall any voyage be undertaken that would involve risk of seizure or capture, or substantial risk of penalty imposed by the U.S. government. Without prejudice to the foregoing, any damage to the Barges caused by the shipment of Cargoes in such a manner as aforesaid shall be at Charterer's risk and expense.

          (c) Charterer shall have the right to direct the movement of the Barges, provide third party product transportation and retain the revenues derived therefrom.

          (d) Charterer must comply with the applicable barge standards of the Responsible Carrier Program adopted by The American Waterways Operators on December 7, 1994, as amended.

     6. OWNER'S RESPONSIBILITIES. (a) Owner shall maintain the Barges, their machinery, appurtenances and spare parts in a good state of repair, in efficient operating condition, with unexpired classification, and otherwise in accordance with good commercial maintenance practice. Owner shall take immediate steps to have the necessary repairs done within a reasonable time.

          (b) During the term of this Charter Party, the Barges shall be kept insured by Owner at its expense against war, hull, and protection and indemnity risks, including wreck removal, in the amounts set out in Exhibit B attached hereto. Further, Owner shall at all times maintain pollution coverage under the Barges' Protection and Indemnity Insurance in an amount not less than that customarily placed for vessels of similar size, type and age. Such insurance policies shall be in the name of the Owner and shall name Charterer as an additional assured, as their interests may appear. Owner shall comply with the U.S. Oil Pollution Act of 1990, U.S. Federal Water Pollution Control Act of 1972 as amended, and any rules and/or regulations issued thereunder, and any other international, federal or state requirements that may apply to the transport of these Cargoes.

          (c) Owner shall only be responsible for delay in delivery of the Barges, for delay during the term of this Charter Party and for loss or damage to Cargoes onboard, if such delay or loss has been caused by want of due diligence on the part of Owner in making the Barges seaworthy and fitted for the voyage or any other act or omission or default of Owner. Except to the extent covered by Owner's insurance, Owner shall not be responsible in any other case nor for damage or delay whatsoever and howsoever caused, even if caused by the neglect or default of its servants. Owner shall not be liable for loss or damage arising or resulting from strikes, lock-outs or stoppage or restraint of labor whether partial or general.

          (d) Any provision of this Charter Party to the contrary notwithstanding, Owner shall have the benefit of all limitations of and exemptions from liability accorded to the owners or chartered owners of Barges by any statute or rule of law for the time being in force. Nothing in this Charter Party shall operate to limit or deprive Owner of any such statutory exemption from or limitation of liability on the theory of personal contract or otherwise.

     7. CHARTERER'S RESPONSIBILITIES. (a) Charterer shall provide and pay for all port charges, towing, tankerman charges, pilotages (whether compulsory or not), tug-assistance, dock and other dues and charges, also all dock, harbor and tonnage dues at the ports of delivery and redelivery, agency fees, commissions, expenses of loading and unloading Cargoes, delivery of Cargoes, including special ropes, hawsers and chains required by the custom of the port for mooring, and all other charges and expenses whatsoever other than those payable by Owner hereunder.

          (b) Charterer shall arrange and contract for any tankermen, towage, pilotage or like service required, including without limitation, those services listed in Section 7(a) above, and shall be solely liable for any loss or damage resulting from actions or omissions related to such contract.

          (c) Charterer shall utilize each of the Barges so that, as required from time to time, a particular Barge is positioned so as to be located at a designated port for inspection at a certain time. The required inspections shall be scheduled for a mutually agreed time so as not to materially interfere with Charterer's operations.

          (d) Unless such loss or damage results from an act or omission of Owner, Charterer shall indemnify and hold Owner harmless from (i) all loss and damage suffered by third parties, including bodily injuries and death, caused by the Barges and/or their equipment during the period of charter hire; (ii) all loss of or damage to Cargoes, howsoever caused, or for damage caused by the Cargoes, including bodily injuries and death; (iii) any sums whatsoever in consequence of the Barges becoming a wreck or obstruction to navigation; and
(iv) all pollution damage that may result from the operation of the Barges.

          (e) In the event that any act or negligence of Charterer shall vitiate any of the insurances herein provided, Charterer shall indemnify Owner against all claims and demands that would otherwise have been covered by such insurance. Charterer undertakes to indemnify and hold Owner harmless against any and all claims, liabilities, losses, damages, and expenses of every character whatsoever, including reasonable attorney fees, arising from such loss or damage.

          (f) Charterer shall indemnify and hold Owner harmless from any loss or damage to third parties resulting from loading or discharging Cargoes hereunder. Charterer shall have right of recourse against any third parties responsible for the damage.

          (g) Charterer agrees that it will immediately undertake to contain, cleanup and remove any Cargoes caused to be spilled, leaked, poured, emitted, emptied or dumped from the Barges into or upon the water or adjoining shoreline, all charges for which are to be paid by Charterer. Charterer agrees to indemnify Owner for any and all loss or damage to third parties resulting from such incident.

          (h) Charterer agrees to procure appropriate charterer's liability insurance in an amount customary for the industry. Charterer shall name Owner as an additional assured on its charterer's liability insurance policy.

     8. INVENTORIES AND CONSUMABLE OIL AND STORES. A complete inventory of the Barges' entire equipment, outfit, appliances and of all consumable stores on board the Barges shall be made on delivery and again on redelivery. Charterer and Owner shall respectively at the time of delivery and redelivery take over all lubricating oils, water, paints, oils, ropes and other consumable stores onboard the Barges at the then current market prices at the ports of delivery and redelivery respectively.

                                               Confidential Treatment Requested.
                                                  The redacted material has been
                                           separately filed with the Commission.

     9.  CHARTER HIRE.  (a)  Charterer shall pay basic charter hire for the use
* of the Barges at the rate of U.S. REDACTED per month, based on the cost budget attached hereto as Exhibit C. Charter hire shall commence from the hour (est) and date that the Barges are delivered and placed at Charterer's disposal in accordance with Section 3 hereof, and shall continue until the hour (est) and date that the Barges are redelivered to Owner in accordance with Section 10 hereof.

          (b) The time charter rate established in Section 9(a) shall be reviewed and adjusted quarterly, with Charterer paying supplemental charter hire to the extent that the actual costs exceed the established rate. At the time of termination of the Charter Party, if charter hire paid exceeds actual costs, excess charter hire paid shall be reimbursed to Charterer.

* (c) Basic charter hire shall be paid monthly REDACTED during the Charter Period. Owner shall invoice Charterer for supplemental charter hire, which shall be due and payable within ten (10) business days from the date of receipt of the invoice.

          (d) If at the time a payment of charter hire becomes due, and Charterer estimates that the remaining period to redelivery is less than a calendar month, said payment shall be made for such length of time as Owner or its agents and Charterer or its agents may agree upon as the estimated time to redelivery, less disbursements arranged by Charterer for Owner's account. Upon redelivery of the Barges in the manner provided by Section 10 hereof, Owner shall submit to Charterer a final invoice that shall reflect a charge or credit, as appropriate, for any difference between the estimated charter hire and the actual charter hire due hereunder, as well as charges for any other amounts due from Charterer to Owner hereunder, and credits for any amounts due from Owner to Charterer. Any charter hire paid in advance and not earned shall be refundable and payable by Owner to Charterer.

          (e) If Charterer shall default in the punctual and regular payment of amounts due hereunder, Owner may demand in writing (facsimile, telegram or telex) that Charterer make payment of said amounts within ten (10) business days of receipt of notification from Owner, failing which Owner shall have the right to withdraw the Barges without prejudice to any claim Owner may have against Charterer under this Charter Party. Further, so long as the charter hire remains unpaid, Owner shall be entitled to suspend its performance hereunder and shall have no responsibility whatsoever for the consequences thereof. Charter hire shall continue to accrue during any such period of suspension, and any extra expenses resulting from such suspension shall be for Charterer's account.

          (f) Charterer shall be entitled to deduct from the payments of charter hire due hereunder, any disbursements made by Charterer for Owner's account, and any advances made by Charterer to Owner's agent.

          (g) All payments from Charterer to Owner shall be paid in U.S. dollars
* REDACTED.

     10. TIME OF REDELIVERY/PORT OF REDELIVERY. The Barges shall be redelivered to Owner upon the expiration of this Charter Party in the same good order as when delivered to Charterer, fair wear and tear excepted. The port of redelivery shall be mutually agreed by the parties.

     11. FORCE MAJEURE. Neither the Barges, their Owner, nor Charterer shall, unless otherwise in this Charter Party expressly provided, be liable for any loss or damage or delay or failure in performance

                                               Confidential Treatment Requested.
                                                  The redacted material has been
                                           separately filed with the Commission.

hereunder arising or resulting from any of the following: act of God; act of war; seizure under legal process; quarantine restrictions; strikes, lockouts, stoppage or restraint of labor, picketing, boycott or other labor disturbances or interruptions from whatever cause, whether partial or general; riots and civil commotions; arrest or restraint of princes, rulers, or people; act of public enemies, pirates or assailing thieves; or acts of governments; provided that such damage, delay or failure arises from causes outside the control of the relevant party hereto.

     12. ADVANCES. Charterer or its agents shall advance, if required, necessary funds for ordinary disbursements for the Barges' account at any
* port, charging only interest at REDACTED per annum, any such advances to be deducted from hire.

     13. LOSS OF BARGES. Should a Barge be lost, or become a constructive or compromised total loss, or be requisitioned for title, hire shall cease at noon on the day of its loss, constructive or compromised total loss, or requisition, and if missing, from noon on the date when last heard of, and any hire paid in advance and not earned shall be returned to Charterer. If the Barge is missing at the time when hire becomes payable, payment shall be suspended until the Barge is reported safe.

     14. REQUISITION. Should a Barge be requisitioned by the U.S. government during the period of this Charter Party, the Barge shall be off-hire during the period of such requisition, and any hire paid by the government in respect of such requisition period shall be for Owner's account. Any such requisition period shall count as part of the Charter Period.

     15. LIENS. Owner shall have a lien upon all Cargoes carried hereunder and upon all freights, for any amount due to Owner under this Charter Party, which lien shall continue after delivery of the Cargoes into the possession of Charterer, but shall not continue into the hands of a third party once the Cargo leaves Charterer's possession. Charterer shall have a lien on the Barges for all amounts paid in advance hereunder and not earned and for any payments made by Charterer on the Owner's behalf as provided herein.

     16. SALVAGE. Subject to the provisions of Section 11, all time lost, and all legal and other expenses (excluding any damage to a Barge) incurred, in saving or attempting to save life or property shall be borne equally by Owner and Charterer. All salvage and proceeds from derelicts shall be divided equally between Owner and Charterer. Charterer shall be bound by all measures taken by Owner in order to secure payment of salvage and to fix its amount.

     17. WAR RISKS. (a) For the purpose of this Section, the words "war risks" shall include any war (whether actual or threatened), act of war, civil war, hostilities, revolution, rebellion, civil commotion, warlike operations, the laying of mines (whether actual or reported), acts of piracy, acts of terrorists, acts of hostility or malicious damage, blockades, by any person, body, terrorist or political group, or the government of any state whatsoever, which, in the reasonable judgment of Owner, may be dangerous or are likely to be or to become dangerous to a Barge or its Cargoes.

          (b) The Barges, unless the written consent of Owner be first obtained, shall not be ordered to or required to continue to or through, any port, place, area or zone (whether of land or sea), or any waterway or canal, where it appears that the Barges, or their cargo, in the reasonable judgment of Owner, may be, or are likely to be, exposed to war risks.

          (c) If the insurers of the war risks insurance should require payment of premiums and/or calls because, pursuant to Charterer's orders, a Barge is within, or is due to enter and remain within, any area or areas that are specified by such insurers as being subject to additional premiums because of war risks, then such premiums and/or calls shall be reimbursed by Charterer to Owner at the same time as the next payment of charter hire is due.

     18. GENERAL AVERAGE. General average contributions shall be payable according to York/Antwerp Rules, 1974, as amended. Charter hire shall not contribute to general average. Charterer shall use every reasonable effort to ensure that all bills of lading issued for Cargoes carried onboard the Barges include the foregoing clause.

     19. NEW JASON CLAUSE. In the event of accident, danger, damage or disaster before or after the commencement of the voyage, resulting from any cause whatsoever, whether due to negligence or not, for which, or for the consequences of which, Owner is not responsible by statute, contract or otherwise, the cargoes, shippers, consignees or owners of the Cargoes shall contribute with Owner in general average to the payment of any sacrifices, losses or expenses of a general average nature that may be made or incurred and shall pay salvage and special charges incurred in respect of the Cargoes.

     If a salving ship is owned or operated by Owner, salvage shall be paid for as fully as if the said salving ship or ships belonged to strangers. Such deposit as Owner or its agents may deem sufficient to cover the estimated contribution of the Cargoes and any salvage and special charges thereon shall, if required, be made by the Cargoes, shippers, consignees or owners of the cargoes to Owner before delivery.

     Charterer shall use every reasonable effort to ensure that all bills of lading issued for Cargoes carried onboard the Barges include the foregoing clause.

     20. BOTH-TO-BLAME COLLISION CLAUSE. If a Barge covered by the terms and provisions hereof comes into collision with another ship as a result of the negligence of the other ship and any act, neglect or default of Owner in the management of such Barge, the owners of the Cargoes carried in such Barge shall indemnify Owner against all loss or liability to the other or non-carrying ship or its owners in so far as such loss or liability represents loss of, or damage to, or any claim whatsoever of the owners of said Cargoes, paid or payable by the other or non-carrying ship or its owners to the owners of said Cargoes and set-off, recouped or recovered by the other or non-carrying ship or its owners as part of their claim against the carrying Barge or Owner. The foregoing provision shall also apply where the owners, operators, or those in charge of any ships or objects other than, or in addition to, the colliding ships or objects are at fault in respect of a collision or contact.

     Charterer shall use every reasonable effort to ensure that all bills of lading issued for Cargoes carried onboard the Barges include the foregoing clause.

     21. BILLS OF LADING. Bills of lading issued hereunder shall have effect subject to the provisions of the Carriage of Goods by Sea Act of the United States, approved April 16, 1936, except that if any bill of lading is issued at a place where any other act, ordinance or legislation gives statutory effect of the International Convention for the Unification of Certain Rules relating to Bills of Lading at Brussels, August 1974, then the bill of lading shall have effect subject to the provisions of such act, ordinance or legislation. The applicable act, ordinance or legislation (hereinafter called the "act") shall be deemed to be incorporated in the bills of lading issued hereunder and nothing therein contained shall be deemed a surrender by the Owner or carrier of any of their rights or immunities or an increase of any of their responsibilities or liabilities under the act. If any terms of the bills of lading issued hereunder be repugnant to the act to any extent, such term shall be void to that extent but no further.

     22. DEMISE. Nothing in this Charter Party shall be construed as a demise of the Barges to Charterer.

     23. PRELOADING SURVEY. In the event a loading port survey is required by the rules of the Barges' classification society, the cost of such survey shall be for Charterer's account.

     24. COMPLIANCE WITH LAWS AND REGULATIONS. Owner and Charterer agree to abide by all federal, state and local laws and regulations during the period covered by this Charter Party.

     25. LAW AND ARBITRATION. (a) This Charter Party shall be governed by the General Maritime Law of the United States of America and, to the extent not inconsistent therewith, the laws of the State of Texas.

          (b) Any controversy or claim arising out of or relating to this Charter Party, or the breach thereof, shall be referred to and finally resolved by arbitration in the State of Texas, in accordance with the Maritime Arbitration Rules of the Society of Maritime Arbitrators, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The arbitration award may grant any remedy or relief deemed by the arbitrator(s) to be just and equitable, including specific performance of this Agreement.

     26. NO LIENS. Charterer shall not suffer, nor permit to be continued, any lien or encumbrance on the barges incurred by them or their agents, other than liens arising in the ordinary course of Charterer's business for supplies and necessaries provided to the Barges for which payment is not yet due.

     27. CHANGE OF OWNERSHIP. Owner's rights and obligations under this Charter Party are not transferable by sale or assignment without Charterer's consent. In the event that the Barges are sold without Charterer's consent, in addition to its other rights, Charterer may, in its absolute discretion, terminate this Charter Party, whereupon Owner shall reimburse Charterer for any hire paid in advance and not earned, for any sums to which Charterer is entitled under this Charter Party, and for any damages that Charterer may sustain.

     28. ASSIGNMENT. Charterer may not assign its rights and obligations hereunder without the express written consent of Owner, which consent shall not be unreasonably withheld.

     29. AMENDMENT. This Charter Party may be amended or supplemented at any time only by written instrument executed by both parties hereto.

     30. SEVERABILITY. The provisions of this Charter Party shall be deemed severable, and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the remainder of this Charter Party or any valid clause of any invalid portion.

     31. CONSEQUENTIAL LOSS. Except as elsewhere provided in this Charter Party, neither party shall be responsible for any consequential loss, howsoever caused, including but not limited to damage or decline in the market value of the Barges or Cargoes during delays, loss of profit or loss of business opportunities in respect of any claim that the one may have against the other.

     32. CONFLICT OF INTEREST. No director, employee or agent of either party shall give or receive any commission, fee, rebate, gift or entertainment of significant cost or value in connection with this Charter Party. An independent public accounting firm mutually acceptable to Owner and Charterer may, at either party's request and expense, audit any and all records of both parties for the sole purpose of determining whether there has been compliance with this Section 32. Any such audit shall be conducted at any reasonable time or times during the term of this Charter Party and during a period of two years after its termination. No information obtained during such audit shall be disclosed unless it relates to such conflict of interest.

     33. AUDIT. Each party and its duly authorized representative(s) shall have access to the accounting records and other documents maintained by the other party which relate to this Charter Party, and shall have the right to audit such records at any reasonable time or times during the term of this Charter Party and within two years after termination of this Charter Party.

     34. CONFIDENTIALITY. The parties hereto mutually agree to keep the terms and conditions of this Charter Party strictly confidential unless both parties consent to disclosure of such confidential information, which consent will not be unreasonably withheld. In the event that disclosure of the terms and conditions hereof is required by law or any government agency, the party making such disclosure shall promptly notify the other party of the legal requirement and the nature and extent of the legally compelled disclosure. Thereafter, both parties shall cooperate and take all available steps to maintain, to the greatest degree possible, the continued confidentiality of this Charter Party.

     35. NOTICE. All notices, consents, requests, demands, offers, reports and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been given (i) when received if delivered in person, or (ii) when sent by facsimile transmission to the number set forth below or to such changed number as such party may have fixed by notice, and acknowledged by an appropriate facsimile receipt:

          (a)  If to MIDSTREAM BARGE COMPANY, L.L.C. to:

               MIDSTREAM BARGE COMPANY, L.L.C.
               1301 McKinney
               Houston, TX  77010
               Attention:  President
               Facsimile:  (713) 754-5149

          with a copy to:

               CHEVRON U.S.A. PRODUCTION COMPANY
                (a division of Chevron U.S.A. Inc.)
               1301 McKinney
               Houston, TX  77010
               Attention:  Vice President & General Counsel
               Facsimile:  (713) 754-3366

          (b)  If to WARREN PETROLEUM COMPANY, LIMITED PARTNERSHIP to:

               WARREN PETROLEUM COMPANY, LIMITED PARTNERSHIP
               13430 Northwest Freeway
               Suite 1200
               Houston, TX  77040
               Attention:  President
               Facsimile:  (713) 507-6808

          with a copy to:

               WARREN PETROLEUM COMPANY, LIMITED PARTNERSHIP
               13430 Northwest Freeway
               Suite 1200
               Houston, TX  77040
               Attention:  Vice President & General Counsel
               Facsimile:  (713) 507-6834

provided, that (x) any notice of change of address or facsimile number shall be effective only when received, and (y) a copy of any notice given by facsimile shall also be confirmed by mail to the address as provided above.

     36. NO THIRD PARTY BENEFICIARY. This Charter Party is made solely and specifically among and for the benefit of the parties and their respective successors and permitted assigns and no other persons shall have any rights, interest or claims hereunder or be entitled to any benefits under or on account of this Charter Party as a third party beneficiary or otherwise.

     37. ENTIRE AGREEMENT. This Charter Party, together with any attached Exhibits, contains the entire agreement between the parties hereto with respect to the transactions contemplated herein, and supersedes all prior agreements, arrangements and understandings, oral or written, between the parties hereto.


     IN WITNESS WHEREOF, the parties hereto have executed this Charter Party on the date first above written.


Executed at             MIDSTREAM BARGE COMPANY, L.L.C.

__________________

                        By:  _______________________________
                             Name:
                             Title:


Executed at             WARREN PETROLEUM COMPANY, LIMITED PARTNERSHIP
                        By:  Warren Petroleum G.P., Inc., its general partner
___________________

                        By:  _______________________________
                             Name:
                             Title: